EXHIBIT 10.6

Dynegy Inc. 1000 Louisiana, Suite 5800 Houston, Texas 77002 carolyn.m.campbell@dynegy.com (713) 767-0013 (phone) (713) 356-2921 (fax)

August 17, 2005

Mr. Bruce A. Williamson

79 Wincrest Falls

Cypress, Texas 77429

RE:	Amendment No. 1 to Letter Agreement dated October 18, 2002

Dear Bruce:

Reference is made to the letter agreement dated October 18, 2002 between Dynegy Inc. (the “Company”) and you setting forth the terms of your employment (the “Original Agreement”). This letter, having been authorized by the Board of Directors of the Company, sets forth the Company’s agreement with you with respect to amending the Original Agreement as set forth herein.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company here agree as follows:

Section 2(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(a) Unless earlier terminated as provided for herein, the term of this Agreement will be for three (3) years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (such period, and any extension thereof pursuant to the next succeeding sentence, the “Term”). At the time the Term would otherwise expire, the Term shall automatically be extended for an additional one (1) year period unless either the Company or you provide written notice not less than thirty (30) days prior to the date on which this Agreement would otherwise be automatically extended that such party is electing not to so extend the Term. The term “Effective Date” means October 23, 2002.”

Mr. Bruce A. Williamson

August 17, 2005

This letter, when executed, shall constitute an agreement supplemental to and in amendment of the Original Agreement and shall be construed with and as a part of the Original Agreement. Except as modified and expressly amended by this letter, the Original Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

If the foregoing reflects your understanding of the terms amending the Original Agreement, please execute this letter in the space provided below and return an executed original for the Company’s records.

DYNEGY INC.

By:	/s/ Carol F. Graebner
Carol F. Graebner
Executive Vice President and General Counsel

AGREED TO AND ACCEPTED
this 18th day of August, 2005

/s/ Bruce A. Williamson
Bruce A. Williamson